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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of the following in the registration statement of Universe2U Inc. attached hereto:


     . Our Review Report, dated November 8, 2000, with respect to the Universe2U Inc. Unaudited Interim Combined Financial Statements at September 30, 2000;

     . our Auditors' Report dated July 11, 2000, with respect to the Universe2U Inc. Combined Financial Statements at December 31, 1999 and 1998;

     . our Review Engagement Report, dated April 20, 2000, with respect to the Bernie Tan Investments Inc. o/a CableTec, Unaudited Financial Statements at March 31, 2000;

     . our Auditors' Report, dated February 24, 2000, with respect to the Bernie Tan Investments Inc. o/a CableTec Financial Statements at December 31, 1999; and

to all references to our Firm included in or made a part of the registration statement attached hereto.


                                          /s/ Moore Stephens Cooper Molyneux LLP

                                          Moore Stephens Cooper Molyneux LLP


Toronto, Ontario
December 6, 2000